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                                                            Exhibit 23.01




                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 1994 included in the Oklahoma Gas and Electric Company Form 10-K for the year ended December 31, 1993, into the previously filed Post-Effective Amendment No. One to Form S-3 Registration Statement No. 33-32870, Form S-3 Registration Statement No. 33-6662, Form S-8 Registration Statement No. 33-35833, Post-Effective Amendment No. Three to
          Form S-3 Registration Statement No. 2-94973, and Form S-8 Registration Statement No. 33-52169.



                                             ARTHUR ANDERSEN & CO.

          Oklahoma City, Oklahoma,
           March 28, 1994